UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2004

SELECT COMFORT CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation or organization)

0-25121 (Commission File No.)	41-1597886 (IRS Employer Identification No.)

6105 Trenton Lane North, Minneapolis, Minnesota 55442
(Address of principal executive offices) (Zip Code)

(763) 551-7000
(Registrant’s telephone number, including area code)

SIGNATURE
INDEX TO EXHIBITS
EX-99.1 Slide Presentation

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

          The following exhibits are furnished as part of this report:

          99.1 Slide presentation that the company will deliver at an investor conference on January 14, 2004 and on January 16, 2004.

ITEM 9. REGULATION FD DISCLOSURE.

          On January 14, 2004, Select Comfort will present at SG Cowen’s Second Annual Consumer Conference in New York City. The information to be presented at this meeting is furnished as Exhibit 99.1 of this report. The presentation will be simultaneously webcast at 4:00 p.m. Eastern Time on January 14, 2004 at www.sgcowen.com or through a link at the Investor Relations section of www.selectcomfort.com.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

          On January 14, 2004, Select Comfort will present at SG Cowen’s Second Annual Consumer Conference in New York City. The information to be presented at this meeting is furnished as Exhibit 99.1 of this report. The presentation will be simultaneously webcast at 4:00 p.m. Eastern Time on January 14, 2004 at www.sgcowen.com or through a link at the Investor Relations section of www.selectcomfort.com.

The information in this Current Report on Form 8-K, including the attached presentation, is being furnished, and not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or into any report or other filing under the Securities Exchange Act of 1934, as amended, except as otherwise expressly stated in any such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT COMFORT CORPORATION (Registrant)

Dated: January 14, 2004	By:	/s/ Mark A. Kimball

	Title:	Senior Vice President

INDEX TO EXHIBITS

The exhibit listed in this index is being furnished pursuant to Item 12 of Form 8-K and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, or incorporated by reference into any document filed under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except as otherwise expressly stated in any such filing.

Exhibit No.	Description of Exhibit

99.1	Select Comfort Investor Presentation

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